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EXHIBIT 23.1      CONSENT OF LEGAL EXPERT

                                 BRAUN & COMPANY
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                           BARRISTERS AND SOLICITORS*

Thomas A. Braun, B.A., LL.B., LL. M.**

January 20, 2005

Board of Directors
Armor Electric, Inc.
201 Lomas Santa Fe, Suite #420
Solana Beach, CA 92075


Dear Sirs and Madams:

         RE: LETTER OF CONSENT WITH RESPECT TO REGISTRATION STATEMENT ON FORM S-8 FOR ARMOR ELECTRIC INC.

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We hereby consent to the reference to us in the Prospectus and Registration
Statement on Form S-8 relating to 3,000,000 shares of Common Stock, par value $0.001 per share, of Armor Electric Inc. being registered pursuant to the company's 2005 Non-Qualified Stock Compensation Plan. We also consent to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Yours truly,

/s/ Thomas A. Braun
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Thomas A. Braun

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#702 - 777 Hornby Street                                      Tel:(604) 605-0507
Vancouver, BC V6Z 1S2                                         Fax:(604) 605-0508
*Also of the California Bar